______________________________________________________________________________________________________
  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________________________________
FORM 8-K
______________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2026
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Goosehead Insurance, Inc.
(Exact Name of Registrant as Specified in its Charter)
 ______________________________________________________________________________________________________

Delaware	001-38466	82-3886022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Ste. 4500
Westlake, Texas 76262
(Address of Principal Executive Offices, and Zip Code)

214-838-5500
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	GSHD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, on August 8, 2023, Goosehead Insurance, Inc. (the “Company”) entered into a Stipulation of Compromise and Settlement (the “Proposed Settlement”) with the named plaintiff in the matter Mickey Dollens v. Goosehead Insurance, Inc. (the “Dollens Action”), filed in the Court of Chancery of the State of Delaware (the “Court”), C.A. No. 2022-1018-JTL. The Proposed Settlement was filed with the Court on September 12, 2023.
Pursuant to the Proposed Settlement, the Company agreed to, upon the approval of the Proposed Settlement by the Court, effect certain amendments to the Stockholders Agreement, dated as of May 1, 2018 (the “Original Stockholders Agreement”), by and among the Company and certain of its stockholders (such stockholders, the “Pre-IPO Holders”). On June 30, 2026, the Court issued an Order and Final Judgment approving the Proposed Settlement.
The Company settled the Dollens Action to avoid incurring significant expenses and diverting its management’s attention due to protracted litigation. In addition, the Company believes the settlement is consistent with the Court’s decision in Moelis & Co. v. West Palm Beach Firefighters' Pension Fund (the “Moelis Decision”). Although the Delaware General Assembly subsequently amended the Delaware General Corporation Law to expressly authorize the types of provisions eliminated from the Original Stockholders Agreement by the terms of the Proposed Settlement and the Moelis Decision was reversed in January 2026 by the Delaware Supreme Court, the Company was required to comply with its obligations under the terms of the Proposed Settlement and proceed to finalize the settlement.
On July 8, 2026, the Company and the Pre-IPO Holders entered into an Amended and Restated Stockholders Agreement (the “A&R Stockholders Agreement”), which fully amends and restates the Original Stockholders Agreement to implement the amendments contemplated by the Proposed Settlement.
The A&R Stockholders Agreement provides that, for so long as the Pre-IPO Holders beneficially hold at least 10% of the aggregate number of outstanding shares of the Company’s common stock (the “Substantial Ownership Requirement”), approval by the Pre-IPO Holders will be required for certain corporate actions. These actions include: (a) any transaction or series of related transactions resulting in the merger, consolidation or sale of all, or substantially all, of the assets of the Company and its subsidiaries; (b) acquisitions or dispositions of assets in an amount exceeding 15% of the total assets of the Company and its subsidiaries; (c) the issuance of equity of the Company or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of the Company’s board of directors) in an amount exceeding $50 million; (d) amendments to the Company’s certificate of incorporation or any board of directors-initiated amendments to the Company’s bylaws; (e) entering into any material new line of business that is not similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of the Company’s existing business activities; and (f) any change in the size of the Company’s board of directors. The A&R Stockholders Agreement also provides that, until the Substantial Ownership Requirement is no longer met, the approval of the Pre-IPO Holders will be required for compensation or benefits decisions relating to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel and Controller. The A&R Stockholders Agreement provides that the approval rights of the Pre-IPO Holders described in this paragraph will not prevent the Company from taking actions that the Company’s board of directors reasonably determines are necessary to comply with its fiduciary duties under Delaware law, in which case the board of directors will provide the Pre-IPO Holders with reasonable notice and opportunity to be heard at a meeting of the board of directors before such actions are authorized, unless the board of directors reasonably determines that doing otherwise is necessary to comply with its fiduciary duties.
The A&R Stockholders Agreement also provides that, until the Substantial Ownership Requirement is no longer met, the Pre-IPO Holders may designate nominees for election for a majority of the members of the Company’s board of directors, including the nominee for election to serve as the Chairman of the board of directors; however, it clarifies that such designation right is without prejudice to the rights of the Company’s other common stockholders to designate competing nominees in the manner provided for in the Company’s governing documents. Pursuant to the A&R Stockholders Agreement, the Company’s board of directors has no obligation to endorse or support the nominees designated by the Pre-IPO Holders if the board of directors reasonably determines that declining such endorsement or support would be necessary to comply with its fiduciary duties.
The foregoing description of the A&R Stockholders Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein, does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Stockholders Agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Stockholders Agreement, dated as of July 8, 2026, by and among Goosehead Insurance, Inc. and certain stockholders party thereto.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOSEHEAD INSURANCE, INC.

Date: July 13, 2026	By:	/s/ Mark Miller
	Name:	Mark Miller
	Title:	Chief Executive Officer